EXHIBIT 99.1

            AGREEMENT AND PLAN OF MERGER, dated as of August 24, 1997 (this "Agreement"), among Wausau Paper Mills Company, a Wisconsin corporation ("Parent"), WPM Holdings, Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Mosinee Paper Corporation, a Wisconsin corporation (the "Company").

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the Wisconsin Business Corporation Law (the "WBCL");

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

            SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

            SECTION 1.2. EFFECTIVE TIME. No later than two business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (together with a plan of merger, which shall consist of this Agreement) (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of, the WBCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

            SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the WBCL.

            SECTION 1.4. ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation and the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-laws of the

 Surviving Corporation, respectively, until thereafter changed or amended as provided therein or in accordance with applicable law.
            SECTION 1.5. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall become at the Effective Time the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall at the Effective Time be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.


                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

            SECTION 2.1. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

            (a) Each share of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) and other than shares of Company Common Stock with respect to which dissenters' rights, if any, under the WBCL are duly exercised and not withdrawn ("Dissenting Shares")) shall be converted, subject to
 Section 2.2(e), into a number of duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL) shares of common stock, no par value ("Parent Common Stock"), of Parent equal to the Exchange Ratio (as defined below). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) hereof. For purposes of this Agreement, the term "Exchange Ratio" shall mean 1.4.

            (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

            (c) Each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, subject to
 Section 180.0622(2)(b) of the WBCL.

                  SECTION 2.2.  EXCHANGE OF CERTIFICATES.  (a) EXCHANGE AGENT.
 As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company mutually acceptable to the Company and Parent
 (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock (other than Dissenting Shares, if any), for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. Except as contemplated by Section 2.2(e) hereof, the Exchange Fund shall not be used for any other purpose.

            (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
 Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to
 Section 2.2(c).

            (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

            (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

            (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a shareholder of Parent. In lieu thereof any holder of shares of Company Common Stock otherwise entitled hereunder to receive fractional shares of Parent Common Stock but for this Section 2.2(e) will be entitled hereunder to receive instead a cash payment in lieu thereof, without interest, in an amount equal to the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled times the average closing price of a share of Parent Common Stock on the Nasdaq National Market (the "NASDAQ") over the 10 trading days ending two trading days prior to the Effective Time.

            (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.2(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.2(c), in each case, without any interest thereon.

            (g) NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

            (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.2(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c), in each case, without any interest thereon.

            (i) WITHHOLDING. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

            (j) DISSENTERS' RIGHTS. Holders of Company Common Stock shall be entitled to dissenters' rights only to the extent required by the applicable provisions of the WBCL. The Company shall give Parent prompt notice of any demands for appraisal of shares received by the Company.

            (k) SCRIP. In the event that at any time after the Effective Time any holder of scrip in respect of shares of Company Common Stock shall duly present such scrip to the Surviving Corporation, Parent and the Surviving Corporation will cooperate to assure that each such holder receives upon surrender thereof a number of shares of Parent Common Stock equal to the product of the Exchange Ratio and the number of whole shares of Company Common Stock which may be issuable in respect of such scrip (with payment in accordance with Section 2.2(e) in lieu of any fractional interest therein).

            SECTION 2.3. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.2(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c).

            SECTION 2.4. STOCK OPTIONS AND OTHER EQUITY AWARDS. (a) The Company shall use its reasonable best efforts to assure that at the Effective Time, each then outstanding option to purchase Company Common Stock (a "Company Option") under the employee and director stock option plans of the Company (the "Company Stock Option Plans"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Common Stock otherwise purchasable pursuant to such Company Option divided by
 (z) the number of whole shares of Parent Common Stock deemed purchasable pursuant to such Substitute Option in accordance with the foregoing.

            (b) The Company shall use its reasonable best efforts to assure that at the Effective Time, each then outstanding stock appreciation right with respect to Company Common Stock (a "Company SAR") under the employee and director stock appreciation right and other incentive plans of the Company (the "Company SAR Plans" and, together with the Company Stock Option Plans, the "Company Stock Plans"), whether vested or unvested, shall be assumed by and become an obligation of Parent, and shall be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such Company SAR, with respect to the same number of shares of Parent Common Stock as the holder of such Company SAR would have been entitled to receive pursuant to the Merger had such holder been the owner, as of the Effective Time, of a number of shares of Company Common Stock equal to the number of such shares covered by such Company SAR (a "Substitute SAR"), with an exercise price per share equal to (y) the aggregate exercise price for the Company Common Stock otherwise covered by such Company SAR divided by (z) the number of whole shares of Parent Common Stock deemed to be covered by such Substitute SAR in accordance with the foregoing.

            (c) The Company shall use its reasonable best efforts to make all necessary arrangements with respect to the Company Stock Plans to permit the assumption of the unexercised Company Options and Company SARs by Parent pursuant to this Section and Parent shall use its reasonable best efforts, immediately following the Effective Time, to register under the Securities Act on Form S-8 or other appropriate form (and use its reasonable best efforts to maintain the effectiveness thereof) shares of Parent Common Stock issuable pursuant to all Substitute Options and Substitute SARs. Effective at the Effective Time, Parent shall assume each Company Option and Company SAR in accordance with the terms of the Company Stock Plan under which it was issued and the stock option or stock appreciation right agreement by which it is evidenced and all other obligations of the Company to issue Company Common Stock.

            (d) At the Effective Time, the number of Stock Equivalent Units that is credited, as of the Effective Time, to each Deferred Stock Account under the Mosinee Paper Corporation Deferred Compensation Plan for Directors (the "Director Deferred Compensation Plan") (as those terms are defined in the Director Deferred Compensation Plan) shall be adjusted to equal a number of Stock Equivalent Units equal to the same number of shares of Parent Common Stock as a holder of a number of shares of Company Common Stock equal to the number of such Stock Equivalent Units would have been entitled to receive pursuant to the Merger ("Substitute Stock Equivalent Units"), and from and after the Effective Time, all obligations of the Company under the Director Deferred Compensation Plan shall be assumed by and become an obligation of Parent, and all such

  Stock Equivalent Units, as so adjusted, shall be deemed to be based upon shares of Parent Common Stock.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement and making specific reference to the Section hereof as to which exception is made (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent as follows:
            SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below).
 Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" means any change or effect that is, or is reasonably likely to be, materially adverse to the business, properties, assets or financial condition of the Company and the Company Subsidiaries taken as a whole.

            SECTION 3.2. ARTICLES OF INCORPORATION AND BY-LAWS. The copies of the Company's Restated Articles of Incorporation (the "Company's Articles") and Restated By-laws (the "Company's By-laws"), in each case, as amended, delivered to Parent are complete and correct copies thereof. The Company's Articles and the Company's By-laws are in full force and effect. The Company is not in violation of any of the provisions of the Company's Articles or the Company's By-laws.

            SECTION 3.3. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 30 million shares of Company Common Stock and (b) 1 million shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of the date hereof, 15,201,715 shares of Company Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and free of preemptive rights. As of the date hereof, (i) 442,900 shares of Company Common Stock were reserved for issuance upon exercise of Company Options granted pursuant to the Company Stock Plans and upon exercise of future grants of stock options, (ii) 330,000 shares of the Company Preferred Stock were designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the Preferred Share Purchase Rights (as defined in the Rights Agreement (the

 "Rights Agreement"), dated as of July 1, 1996, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent")), and (iii) no shares of Company Preferred Stock were issued and outstanding or held in the treasury of the Company. Except for the foregoing matters in this Section 3.3, the Company Options granted pursuant to the Company Stock Plans, shares issuable upon exercise of Preferred Share Purchase Rights and agreements or arrangements described in Section 3.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or securities convertible into or exchangeable or exercisable for such capital stock or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable or exercisable for such capital stock of, or other equity interests in, the Company or any Company Subsidiary. Since the date hereof, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable or exercisable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section 3.3 and except as set forth in Section 3.3 of the Company Disclosure Schedule or as permitted pursuant to Section 5.1. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and free of preemptive rights. Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of any Company Subsidiary. Except as set forth in
 Section 3.3 of the Company Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and free of preemptive rights, and, except for preferred stock of the Company Subsidiaries, is owned by the Company or another Company Subsidiary, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect.

            SECTION 3.4. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no other shareholder votes are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to the Merger, the approval of this Agreement by the requisite vote of the holders of shares of Company Common Stock). The Board of Directors of the Company has approved the Merger, approved and adopted this Agreement and directed that this Agreement be submitted to the Company's shareholders for approval at a meeting of such shareholders. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) (assuming the shareholder approval set forth in Section 3.4 is obtained) conflict with or violate any provision of the Company's Articles or the Company's By-laws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(b) have been obtained and all filings and obligations described in Section 3.5(b) have been made, conflict with or violate any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 3.5 of the Company Disclosure Schedule, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or amendment of, acceleration or cancellation of any obligation or benefit under, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined in Section 3.6) or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by the Company.

            (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental, administrative, judicial or regulatory authority ("Governmental Entity"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the NASDAQ, state takeover laws, premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filing and recordation of the Articles of Merger as required by the WBCL and as otherwise set forth in Section 3.5 of the Company Disclosure Schedule and
 (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, or (B) individually or in the aggregate, have a Company Material Adverse Effect.

            SECTION 3.6. PERMITS; COMPLIANCE. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Company SEC Filings (as defined herein) filed prior to the date hereof and as it is now being conducted (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (a) have a Company Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by the Company, and, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (x) have a Company Material Adverse Effect nor (y) prevent or materially delay the performance of this Agreement by the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property, asset or operation of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by the Company.

            SECTION 3.7. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has timely filed all registration statements, prospectuses, forms, reports and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1995 (collectively, the "Company SEC Filings"). The Company SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

            (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange
 Act) and each presented fairly in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of June 30, 1997 included in the Company's Form 10-Q for the period ended June 30, 1997, including the notes thereto, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business that would neither, individually or in the aggregate, (i) have a Company Material Adverse Effect nor (ii) prevent or materially delay the performance of this Agreement by the Company.

            SECTION 3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in Section 3.8 of the Company Disclosure Schedule or as disclosed in any Company SEC Filing filed prior to the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect or an event or development (other than in connection with the Merger) that would, individually or in the aggregate, have a Company Material Adverse Effect, or (b) any action taken by the Company or any of the Company Subsidiaries during the period from July 1, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

            SECTION 3.9. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Neither the Company nor any Company Subsidiary is subject to any dispute or controversy under federal or state labor laws other than any such controversy that would not be reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "Company Benefit Plans").

            (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, (A) the accrued benefit obligations under such Company Benefit Plan, calculated in accordance with FAS 87 based upon the actuarial assumptions used in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Company Material Adverse Effect, and (C) no condition exists which would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA, except where such condition would not have a Company Material Adverse Effect. No Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

            (c) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which, individually or in the aggregate, would have a Company Material Adverse Effect. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Company Material Adverse Effect. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Company Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule or in Company SEC Filings filed prior to the date hereof, no Company Benefit Plan provides material benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law,
 (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by the Company or any Company Subsidiary as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code. Except as set forth in Section 3.9 of the Company Disclosure Schedule or in any Company SEC Filing made prior to the date hereof, as of the date hereof, no Company Benefit Plan nor any agreement between the Company or any Company Subsidiary and any employee provides for the payment of any additional compensation or benefits on account of termination of employment in contemplation of or after, or otherwise in connection with, the transactions contemplated by this Agreement.

            SECTION 3.10. ACCOUNTING AND TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable U.S. accounting rules, including, without limitation, GAAP and applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying as a reorganization under section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under the accounting rules and section 368(a) of the Code and, as of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

            SECTION 3.11. LITIGATION. Except as disclosed in the Company SEC Filings filed prior to the date hereof or in Section 3.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary by or before any Governmental Entity that individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Filings filed prior to the date hereof or in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.

            SECTION 3.12. TAXES. (a) Except for such matters as would not have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have timely filed or will timely file all Tax Returns (as defined below) with respect to Taxes (as defined below) for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries,
 (ii) all Tax Returns filed, or to be filed, by the Company and the Company

 Subsidiaries are, or will be, complete and accurate in all material respects,
 (iii)
 all Taxes that are shown due on a Tax Return or are otherwise due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iv) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith, (v) the Company and the Company Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns, and whether or not being contested, and
 (vi) all material Taxes which the Company or any Company Subsidiary are required by law to withhold or collect for payment have been duly withheld.
 As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges, and (ii) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.


            (b) To the Company's knowledge, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been given or requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

            (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

            SECTION 3.13. ENVIRONMENTAL MATTERS. Except as set forth in Company SEC Filings filed prior to the date hereof, neither the Company nor any Company Subsidiary is the subject of any governmental investigation, or since January 1, 1995 has received any notice or claim, or has entered into any negotiations or agreements with any other persons relating to any noncompliance, liability or remedial action, under any environmental Laws except for any of the foregoing that would not reasonably be expected individually or in the aggregate to have a Company Material Adverse Effect. Except as set forth in Company SEC Filings filed prior to the date hereof, there are no pending, or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any Company Subsidiary or any of their respective properties, assets or operations asserting any such noncompliance or liability, or seeking any remedial action, in connection with any environmental Laws, except for any of the foregoing that would not reasonably be expected individually or in the aggregate to have a Company Material Adverse Effect.


            SECTION 3.14. RIGHTS AGREEMENT. The Board of Directors of the Company has approved an amendment to the Rights Agreement to provide that a Distribution Date (as defined in the Rights Agreement) shall not occur or be deemed to occur and no person shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) as a result of the execution, delivery or performance of, or the consummation of any of the transactions contemplated by, this Agreement. At the Effective Time, such amendment will be in full force and effect.


            SECTION 3.14. OPINION OF FINANCIAL ADVISOR. William Blair & Company, L.L.C. ("Blair") has delivered to the Special Committee of the Board of Directors of the Company and to the Board of Directors of the Company its written opinion dated the date hereof, a copy of which opinion has been delivered to Parent, that, as of such date, the Exchange Ratio is fair from a financial point of view to the shareholders of the Company.

            SECTION 3.15. BROKERS. No broker, finder or investment banker (other than Blair and Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGER SUB

            Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement and making specific reference to the Section hereof as to which exception is made (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

            SECTION 4.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent, Merger Sub and each other subsidiary of Parent (collectively, the "Parent Subsidiaries") has been duly organized, is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent, Merger Sub and the other Parent Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any change or effect that is, or is reasonably likely to be, materially adverse to the business, properties, assets or financial condition of Parent and the Parent Subsidiaries taken as a whole.

            SECTION 4.2. ARTICLES OF INCORPORATION AND BY-LAWS. The copies of Parent's and Merger Sub's Articles of Incorporation and By-laws, in each case as amended, delivered to the Company are complete and correct copies thereof. Such Articles of Incorporation and By-laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles or By-laws.

            SECTION 4.3. CAPITALIZATION. The authorized capital stock of Parent consists of (a) 100 million shares of Parent Common Stock and (b) 500,000 shares of preferred stock, no par value (the "Parent Preferred Stock"). As of the date hereof, (i) 36,514,972 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and free of preemptive rights, (ii) 463,586 shares of Parent Common Stock were reserved for issuance upon exercise of options under Parent's employee and director stock option plans ("Parent Options") and upon exercise of future grants of stock options under such plans, and (iii) no shares of Parent Preferred Stock were issued or outstanding. Except for the foregoing and except as set forth in Section 4.3 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or securities convertible into or exchangeable or exercisable for such capital stock, or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable or exercisable for such capital stock, of, or other equity interests in, Parent or any Parent Subsidiary. Since the date hereof, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable or exercisable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section 4.3, as set forth in Section 4.3 of the Parent Disclosure Schedule or as permitted pursuant to Section 5.2. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and free of preemptive rights. Except as set forth in this Section 4.3 or in
 Section 4.3 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as set forth in Section 4.3 of the Parent Disclosure Schedule, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and free of preemptive rights, is owned by Parent or another Parent Subsidiary, and is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. The shares of Parent Common Stock to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL), and will not be issued in violation of any preemptive rights.

            SECTION 4.4. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Parent. Each of (i) the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of such transactions, (ii) and the issuance (the "Share Issuance") of shares of Parent Common Stock pursuant to the Merger or the Substitute Options, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub and no other shareholder votes are necessary to authorize this Agreement or to consummate such transactions other than the requisite vote of the holders of shares of Parent Common Stock. The Board of Directors of Parent has directed that this Agreement and the transactions contemplated hereby be submitted to Parent's shareholders for approval at a meeting of such shareholders. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

            SECTION 4.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) (assuming the shareholder approval set forth in Section 4.4 is obtained) conflict with or violate any provision of the Articles of Incorporation or By-laws of Parent or Merger Sub or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.5(b) have been obtained and all filings and obligations described in Section 4.5(b) have been made, conflict with or violate any foreign or domestic Law applicable to Parent, Merger Sub or any Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected or (iii) except as set forth in Section 4.5 of the Parent Disclosure Schedule, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or amendment of, acceleration or cancellation of any obligation or benefit under, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit (as defined in Section 4.6), other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent and Merger Sub.

            (b) Except as set forth in Section 4.5 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger

 Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign Governmental Entity, except
 (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the NASDAQ, state takeover laws, premerger notification requirements of the HSR Act, filing and recordation of the Articles of Merger as required by the WBCL and as otherwise set forth in Section 4.5 of the Parent Disclosure

 Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not
 (A) prevent or materially delay consummation of the Merger, or (B) individually or in the aggregate, have a Parent Material Adverse Effect.

            SECTION 4.6. PERMITS; COMPLIANCE. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Parent SEC Filings (as defined herein) filed prior to the date hereof and as it is now being conducted (the "Parent Permits"), and all such Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would neither, individually or in the aggregate, (a) have a Parent Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by Parent, and, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would neither, individually or in the aggregate, (x) have a Parent Material Adverse Effect nor (y) prevent or materially delay the performance of this Agreement by Parent. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property, asset or operation of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent.

            SECTION 4.7. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has timely filed all registration statements, prospectuses, forms, reports and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1995 (collectively, the "Parent SEC Filings"). The Parent SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

            (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange
 Act) and each presented fairly in all material respects the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and the consolidated Parent Subsidiaries as of May 31, 1997 included in Parent's Form 10-Q for the period ended May 31, 1997 including the notes thereto, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business that would neither, individually or in the aggregate, (i) have a Parent Material Adverse Effect nor (ii) prevent or materially delay the performance of this other than Agreement by Parent.

            SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since May 31, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.8 of the Parent Disclosure Schedule or as disclosed in any Parent SEC Filing filed prior to the date hereof, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Parent Material Adverse Effect or an event or development (other than in connection with the Merger) that would, individually or in the aggregate, have a Parent Material Adverse Effect, or (b) any action taken by Parent or any of the Parent Subsidiaries during the period from June 1, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

            SECTION 4.9. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Neither Parent nor any Parent Subsidiary is subject to any dispute or controversy under federal or state labor laws other than any such controversy that would not be reasonably likely to have a Company Material Adverse Effect. Parent has made available to the Company a true and complete copy as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans").

            (b) Except as set forth in Section 4.9 of the Parent Disclosure Schedule, with respect to each Parent Benefit Plan which is subject to Title IV of ERISA, (A) the accrued benefit obligations under such Parent Benefit Plan, calculated in accordance with FAS 87 based upon the actuarial assumptions used in the most recent actuarial report prepared by such Parent Benefit Plan's actuary with respect to such Parent Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Parent Material Adverse Effect, and (C) no condition exists which would subject Parent or any ERISA Affiliate to any fine under Section 4071 of ERISA, except where such condition would not have a Parent Material Adverse Effect. Except as set forth in Section 4.9 of the Parent Disclosure Schedule, no Parent Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

            (c) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which, individually or in the aggregate, would have a Parent Material Adverse Effect. Each of the Parent Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Parent Material Adverse Effect. Each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Parent Material Adverse Effect. Except as set forth on Section 4.9 of the Parent Disclosure Schedule or in Parent SEC Filings filed prior to the date hereof, no Parent Benefit Plan provides material benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any Parent Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law,
 (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Parent or any Parent Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by Parent or any Parent Subsidiary as of the Effective Time with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code. Except as set forth in Section 4.9 of the Parent Disclosure Schedule or in any Parent SEC Filing filed prior to the date hereof, as of the date hereof, no Parent Benefit Plan nor any agreement between Parent or any Parent Subsidiary and any employee provides for the payment of any additional compensation or benefits on account of termination of employment in contemplation of or after, or otherwise in connection with, the transactions contemplated by this Agreement.

            SECTION 4.10. ACCOUNTING AND TAX MATTERS. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable U.S. accounting rules, including, without limitation, GAAP and applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying as a reorganization under section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under the accounting rules and section 368(a) of the Code and, as of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

            SECTION 4.11. LITIGATION. Except as disclosed in Parent SEC Filings filed prior to the date hereof or in Section 4.11 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary by or before any Governmental Entity that individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Filings filed prior to the date hereof or in Section 4.11 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect.

            SECTION 4.12. TAXES. (a) Except for such matters as would not have a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries have timely filed or will timely file all Tax Returns with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Tax Returns filed, or to be filed, by Parent and the Parent Subsidiaries are, or will be, complete and accurate in all material respects, (iii) all Taxes that are shown due on a Tax Return or are otherwise due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iv) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith, (v) Parent and the Parent Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns, and whether or not being contested, and (vi) all material Taxes which Parent or any Parent Subsidiary are required by law to withhold or collect for payment have been duly withheld.

            (b) To Parent's knowledge, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent, or any of the Parent Subsidiaries, nor has Parent or any of the Parent Subsidiaries been given or requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

            (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

            SECTION 4.13. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

            (b) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

            (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

            SECTION 4.14. ENVIRONMENTAL MATTERS. Except as set forth in Parent SEC Filings filed prior to the date hereof, neither Parent nor any Parent Subsidiary is the subject of any governmental investigation, or since January 1, 1995 has received any notice or claim, or has entered into any negotiations or agreements with any other persons relating to any noncompliance, liability or remedial action, under any environmental Laws except for any of the foregoing that would not reasonably be expected individually or in the aggregate to have a Parent Material Adverse Effect. Except as set forth in Parent SEC Filings filed prior to the date hereof, there are no pending, or, to the knowledge of Parent, threatened actions, suits or proceedings against Parent, any Parent Subsidiary or any of their respective properties, assets or operations asserting any such noncompliance or liability, or seeking any remedial action, in connection with any environmental Laws, except for any of the foregoing that would not reasonably be expected individually or in the aggregate to have a Parent Material Adverse Effect.


            SECTION 4.15. OPINION OF FINANCIAL ADVISOR. A. G. Edwards & Sons, Inc. ("Edwards") has delivered to the Special Committee of the Board of Directors of Parent and to the Board of Directors of Parent its written opinion dated the date hereof that, as of such date, the Exchange Ratio is fair from a financial point of view to the shareholders of Parent.


            SECTION 4.16. BROKERS. No broker, finder or investment banker (other than Edwards and Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.


                                   ARTICLE V

                                   COVENANTS

            SECTION 5.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business. By way of amplification and not limitation, except as set forth in

 Section 5.1 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, the Company shall not (unless required by applicable Laws or NASDAQ regulations) cause or permit the Company or any Company Subsidiary, or any of their officers, directors, employees and agents, to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

            (a) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable or exercisable securities, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or
 (ii) other than in the ordinary course of business and in a manner consistent with past practice, any property or assets of the Company or any Company Subsidiary, except (A) the issuance of Company Common Stock upon the exercise of Company Options, the grant of options to purchase up to an additional 50,000 shares of Company Common Stock under the Company Stock Plans and the issuance of shares upon exercise thereof, (B) pursuant to contracts or agreements in force at the date of this Agreement, or (C) that the Company may amend the Rights Agreement; provided that no such amendment shall result in Parent or any of its affiliates or associates becoming an "Acquiring Person" thereunder as a result of the transactions contemplated hereby or otherwise exempt any third person from the definition of "Acquiring Person";

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than regular quarterly cash dividends at a rate not in excess of $.07 per share of Company Common Stock declared and paid in accordance with past practice and dividends paid by Company Subsidiaries to the Company or to other Company Subsidiaries in the ordinary course or dividends in respect of preferred stock of a Company Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (other than any preferred stock of a Company Subsidiary);

            (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly owned Company Subsidiary or any preferred stock of a Company Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business or in connection with transactions otherwise permitted under this Section 5.1, (B) indebtedness incurred to refinance any existing indebtedness or (C) other indebtedness for borrowed money under existing credit facilities; or (iii) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1(e);

            (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

            (g) take any action that would prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Code;

            (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
 Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law;

            (i) amend any existing plan or program to provide, or adopt a new plan or program providing, for the payment to any class of employees of any additional compensation or benefits in connection with the transactions contemplated by this Agreement; or

            (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

            SECTION 5.2. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.2 of the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business. By way of amplification and not limitation, except as set forth in Section 5.2 of the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, Parent shall not (unless required by applicable Laws or NASDAQ regulations) cause or permit Parent or any Parent Subsidiary, or any of their officers, directors, employees and agents, to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

            (a) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable or exercisable securities, or any other ownership interest (including, without limitation, any phantom interest) of Parent or any Parent Subsidiary or (ii) other than in the ordinary course of business and in a manner consistent with past practice, any property or assets of Parent or any Parent Subsidiary, except (A) the issuance of Parent Common Stock upon the exercise of Parent Options, the grant of options to purchase up to an additional 50,000 shares of Parent Common Stock under the existing Parent stock option plans and the issuance of shares upon exercise thereof, (B) pursuant to contracts or agreements in force at the date of this Agreement and (C) that Parent may adopt and amend a share purchase rights plan of the type created by the

 Rights Agreement, with such terms and provisions as Parent may determine (except that any such plan and amendment shall exempt the transactions contemplated by this Agreement);

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except (i) for regular quarterly cash dividends at a rate not in excess of $.0625 per share of Parent Common Stock declared and paid in accordance with past practice, and (ii) for dividends paid by any Parent Subsidiary to Parent or a Parent Subsidiary in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly owned Parent Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business or in connection with transactions otherwise permitted under this Section 5.2, (B) indebtedness incurred to refinance any existing indebtedness or (C) other indebtedness for borrowed money under existing credit facilities; or (iii) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.2(e);

            (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

            (g) take any action that would prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Code;

            (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
 Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law;

            (i) amend any existing plan or program to provide, or adopt a new plan or program providing, for the payment to any class of employees of any additional compensation or benefits in connection with the transactions contemplated by this Agreement; or

            (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

            SECTION 5.3. COOPERATION. The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Proxy Statement (as such terms are defined below), (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts or agreements of Parent, the Company or any of their respective subsidiaries, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

            SECTION 5.4. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger;
 (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, any Company Subsidiary, Parent or any Parent Subsidiary that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a material default under any material contracts or agreements of Parent, the Company or any of their respective subsidiaries; and (v) any change that is reasonably likely to result in any Parent Material Adverse Effect or a Company Material Adverse Effect or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

            SECTION 6.1. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the meetings of the Company's shareholders and Parent's shareholders to be held in connection with the Merger and the related transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company pursuant to the Merger. Each of Parent and the Company will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the Share

 Issuance. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement.

            (b) As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its respective shareholders. The Proxy Statement shall include the recommendation of the Board of Directors of each of Parent and the Company in favor of the Share Issuance and this Agreement, respectively, unless otherwise required by the applicable fiduciary duties of the respective directors of Parent and the Company, as determined by such directors in good faith after consultation with legal counsel. No modification or withdrawal of such recommendation shall relieve the Company of its obligation to submit this Agreement to the Company's shareholders for their approval or Parent of its obligation to submit the Share Issuance to Parent's shareholders for their approval.

            (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (d) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Parent and the Company, (iii) the time of each of the Shareholders' Meetings (as defined below), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

            (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company and Parent, (iii) the time of each of the Shareholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

            SECTION 6.2. SHAREHOLDERS' MEETINGS. The Company shall call and hold a meeting of its shareholders (the "Company Meeting") and Parent shall call and hold a meeting of its shareholders (the "Parent Meeting" and, together with the Company Meeting, the "Shareholders' Meetings") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Share Issuance, respectively. Parent may elect to combine such meeting with its next Annual Meeting of Shareholders.

            SECTION 6.3. ACCESS TO INFORMATION; CONFIDENTIALITY. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Parent shall (and shall cause their respective subsidiaries to): (a) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (b) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Subject to applicable law, the parties shall maintain the confidentiality of such information.

            SECTION 6.4. NO SOLICITATION OF TRANSACTIONS. (a) Each of the Company and Parent will not, directly or indirectly, and will cause its officers, directors, employees, subsidiaries, affiliates, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Committee of its Board of Directors) not to, directly or indirectly, take any action to (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), (ii) enter into or maintain or participate in any way in discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or (iii) agree to or approve, recommend or endorse any Competing Transaction, or authorize or permit any of the officers, directors, employees or affiliates of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries or any Committee of the Board of Directors of such party, to take any such action. The Company shall notify Parent and Parent shall notify the Company promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made and each shall provide the other with the identity of the party making such proposal and with a summary of the terms thereof and each shall keep the other reasonably apprised of the status thereof. Each of the Company and Parent agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            (b) Notwithstanding anything to the contrary in Section 6.4(a), the Board of Directors of each of the Company and Parent may cause Parent or the Company to furnish, pursuant to a customary confidentiality agreement, information to, and may participate in discussions or negotiations with, any person that, unsolicited by it after the day of the signing of this Agreement, has submitted a written proposal to it relating to a Competing Transaction which was not solicited by it or which did not otherwise result from a breach of Section 6.4(a), to the extent that the Board of the Company or Parent (as applicable) determines in good faith after consultation with legal counsel that it is necessary to do so to avoid a breach of its fiduciary duties to the Company or its shareholders or Parent or its shareholders under applicable Laws. Such furnishing of information and participation in discussions or negotiations in accordance with this Section 6.4(b) shall not constitute a breach of this Agreement by such party; provided that neither the Company nor Parent shall have any right to terminate this Agreement or otherwise cease performance of its obligations hereunder except pursuant to Article VIII hereof.

            (c) Subject to Section 6.1(b) and Section 6.2, nothing contained in this Section 6.4 shall prohibit either party hereto from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of its Board of Directors, failure so to disclose would result in a violation of applicable Law.

            (d) A "Competing Transaction" with respect to the Company or Parent, respectively, means any of the following involving the Company or Parent, respectively, other than the Merger: any proposed (i) merger, consolidation, share exchange, business combination or other similar transaction involving such party, (ii) sale, lease, exchange, transfer or other disposition directly or indirectly of 50% or more of the consolidated assets of such party and its subsidiaries, taken as a whole, or (iii) transaction in which any person would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership, of (whether itself, as a member of any "group" (as such term is defined under the Exchange Act) or otherwise), 50% or more of the outstanding voting capital stock of the Company or Parent, respectively.

            SECTION 6.5. APPROPRIATE ACTION; CONSENTS; FILINGS. (a) The Company and Parent shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, obtaining shareholder approvals contemplated hereby, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (y) the HSR Act and (z) any other applicable

 Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Notwithstanding anything in this Agreement to the contrary, neither Parent nor the Company shall be required to (and neither shall without the consent of the other) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of, or otherwise take any action that limits its freedom of action with respect to or its ability to retain, businesses, product lines, assets or properties, which are material in the aggregate to Parent and the Company taken together as a whole. The Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

            (b) Each of the parties hereto agrees, and shall cause each of its respective subsidiaries to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for completion of the transactions (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement.

            SECTION 6.6. POOLING. From and after the date hereof and until the Effective Time, none of Parent, Merger Sub, the Company, or any of their respective subsidiaries or other affiliates over which they exercise control, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, each of Parent, Merger Sub and the Company shall take all reasonable actions necessary to cause the Merger to be characterized as a pooling of interests for accounting purposes if such a characterization shall be jeopardized by action taken by Parent, Merger Sub or the Company prior to the Effective Time.

            SECTION 6.7. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of
 (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or
 (ii) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section
 6.7 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

            SECTION 6.8. POOLING AFFILIATES. (a) The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter, in customary form, executed by each person who, in the Company's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, a "Pooling Affiliate") of the Company.

            (b) Parent shall use its reasonable best efforts to deliver or cause to be delivered to the Company, prior to the Effective Time, an affiliate letter, in customary form, executed by each person who, in Parent's reasonable judgment, is a Pooling Affiliate of Parent.

            SECTION 6.9. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASDAQ or the National Association of Securities Dealers, Inc.

            SECTION 6.10. NASDAQ LISTING. Parent shall promptly prepare and submit to the NASDAQ a listing application covering the shares of Parent Common Stock to be issued in the Share Issuance, and shall use its reasonable best efforts to cause such shares to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

            SECTION 6.11. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's Articles and the Company's By-laws, in each case as of the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its subsidiaries. Parent shall assume, be jointly and severally liable for, and honor, and shall cause the Surviving Corporation to honor, in accordance with their respective terms each indemnification agreement to which any officer or director of the Company or Parent is a party as of immediately prior to the Effective Time without limit as to time.

            (b) Without limiting Section 6.11(a), after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, employee or agent of Parent, each Parent Subsidiary, the Company and each Company Subsidiary and each such person who served at the request of Parent, each Parent Subsidiary, the Company or each Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys'
 fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) Parent and the Surviving Corporation shall pay the fees and expenses of counsel selected by any Indemnified Party promptly after statements therefor are received and (ii) Parent and the Surviving Corporation shall cooperate in the defense of any such matter.

            (c) For six years from the Effective Time, the Surviving Corporation shall provide to Parent's and the Company's current directors and officers liability insurance protection of the same kind and scope as that currently provided by Parent's and the Company's directors' and officers' liability insurance policies.

            (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.11.

            (e) The obligations of the Surviving Corporation and Parent under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.11 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this
 Section 6.11 applies shall be third-party beneficiaries of this Section 6.11).

            SECTION 6.12. PLAN OF REORGANIZATION. The Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

            SECTION 6.13. OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

            SECTION 6.14. PARENT'S BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. (a) Parent's Board of Directors will take action to cause the number of directors comprising the full Board of Directors of Parent at the Effective Time to be comprised of all persons currently members of the Board of Directors of either the Company or Parent (unless any such individual shall as a result of death, disability or otherwise be unable or unwilling to serve), each to hold office in accordance with the Articles of Incorporation and By-laws of Parent, and Parent shall cause the size of its Board of Directors to be increased accordingly.

            (b)  The parties hereto intend that at the Effective Time Mr. San
 W. Orr, Jr. shall continue to serve as the Chairman of the Board of Directors of Parent, Mr. Daniel R. Olvey shall become Chief Executive Officer and President of Parent, and Mr. Daniel D. King and Mr. Richard L. Radt shall each serve as Vice Chairman of the Board of Directors of Parent (in each case, in accordance with the Articles of Incorporation and By-laws of Parent).



                                  ARTICLE VII

                              CLOSING CONDITIONS

            SECTION 7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

            (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

            (b) SHAREHOLDER APPROVAL. This Agreement shall have been approved by the requisite vote of the shareholders of the Company and the Share Issuance shall have been approved by the requisite vote of the shareholders of Parent.

            (c) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (and none of the foregoing shall otherwise be in effect), in any case which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

            (d) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

            (e) NASDAQ. The shares of Parent Common Stock issuable to the Company's shareholders in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

            SECTION 7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement, without giving effect to any update to the Company Disclosure Schedule under Section 6.7, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date.

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) TAX OPINION. Parent shall have received the opinion of Sidley & Austin, special counsel to Parent, in form and substance reasonably satisfactory to Parent, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the shareholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest), dated the date of the Effective Time, which opinion shall be reasonably satisfactory in form and substance to the Parent. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, the Company and certain shareholders of Parent and the Company.

            (d) POOLING OPINION. Parent shall have received the opinion of Wipfli, Ullrich Bertelson LLP, dated as of the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

            SECTION 7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent contained in this Agreement, without giving effect to any update to the Parent Disclosure Schedule under Section 6.7, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date.

            (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) TAX OPINION. The Company shall have received the opinion of Foley & Lardner, in form and substance reasonably satisfactory to the Company based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the shareholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest), dated the date of the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, the Company and certain shareholders of Parent and the Company.

            (d) POOLING OPINION. The Company shall have received the opinion of Wipfli, Ullrich Bertelson LLP, dated as of the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company or approval of the Share Issuance by the shareholders of Parent:

            (a)  by mutual consent of Parent and the Company;

            (b) (i) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.2(a) or Section 7.2(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

                 (ii) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.3(a) or Section 7.3(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach;

            (c) by either Parent or the Company if after the date hereof any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

            (d) by either Parent or the Company if the Merger shall not have been consummated before June 30, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein; or

            (e) after March 31, 1998, by either Parent or the Company if at the time of termination either (i) this Agreement shall not have been approved by the requisite vote of the shareholders of the Company or (ii) the Share Issuance shall not have been approved by the requisite vote of the shareholders of Parent.

            SECTION 8.2. EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to
 Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than in respect of the provisions of Section 6.3, this Section 8.2 and Section 8.5, and except to the extent that such termination results from the willful and material breach by a party of any of its covenants or agreements set forth in this Agreement.

            (b) If this Agreement is terminated by either party pursuant to clause (i) of Section 8.1(e) or at a time when Parent was entitled to
 terminate this Agreement pursuant to clause (i) of Section 8.1(e) and       if
 a Company Trigger Event (as defined herein) shall occur, the Company shall make payment to Parent (without any requirement of demand and simultaneously with the occurrence of the Company Trigger Event) by wire transfer of immediately available funds of a breakup fee in the amount of $15 million (the "Company Breakup Fee"). A "Company Trigger Event" shall be deemed to have occurred if, (i) prior to termination of this Agreement a proposal relating to a Competing Transaction with respect to the Company shall have been made or a person's interest in effecting a Competing Transaction shall have otherwise been made known and (ii) not later than the first anniversary of termination of this Agreement, (A) the Company shall have entered into a definitive agreement with a third party (whether or not a person referred to in clause
 (i) above) providing for the acquisition of the Company or a majority of the Company's assets or voting securities by such third party or the consolidation or merger of the Company or (B) any person (other than Parent) shall have acquired beneficial ownership of more than 50% of the outstanding voting securities of the Company.

            (c) If this Agreement is terminated by either party pursuant to clause (ii) of Section 8.1(e) or at a time when the Company was entitled to terminate this Agreement pursuant to clause (ii) of Section 8.1(e) and if a Parent Trigger Event (as defined herein) shall occur, Parent shall make payment to the Company (without any requirement of demand and simultaneously with the occurrence of the Parent Trigger Event) by wire transfer of immediately available funds of a breakup fee in the amount of $15 million (the "Parent Breakup Fee"). A "Parent Trigger Event" shall be deemed to have occurred if, (i) prior to the termination of this Agreement a proposal relating to a Competing Transaction with respect to Parent shall have been made or a person's interest in effecting a Competing Transaction shall have otherwise been made known and (ii) not later than the first anniversary of termination of this Agreement (A) Parent shall have entered into a definitive agreement with a third party (whether or not a person referred to in clause
 (i) above) providing for the acquisition of Parent or a majority of Parent's assets or voting securities by such third party or the consolidation or merger of Parent or (B) any person (other than the Company) shall have acquired beneficial ownership of more than 50% of the outstanding voting securities of Parent.

            SECTION 8.3. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 8.4. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            SECTION 8.5. FEES AND EXPENSES. Subject to Section 8.2, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.


                                  ARTICLE IX
                              GENERAL PROVISIONS

            SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
 Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

            (a)  If to Parent or Merger Sub, addressed to it at:

                  One Clark's Island
                  Wausau, WI 54402

            with a copy to:

                  Chairman of the Special Committee
                  c/o Wausau Paper Mills Company
                  One Clark's Island
                  Wausau, WI 54402

            (b)  If to the Company, addressed to it at:

                  1244 Kronenwetter Drive
                  Mosinee, WI 54455

 with a copy to:

                  Chairman of the Special Committee
                  c/o Mosinee Paper Corporation
                  1244 Kronenwetter Driv
                  Mosinee, WI 54455

            SECTION 9.3. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

            (a) "good standing" shall only be deemed to apply to the extent applicable under governing corporate law.

            (b) "knowledge" will be deemed to be present when any executive officer of Parent or the Company, as the case may be, is actually aware of the matter in question;

                  (c)  "person" means an individual, corporation, limited lia-
 bility company, partnership, association, trust, unincorporated organi-zation, other entity or group (as defined in Section 13(d) of the Exchange
 Act);

            (d) "subsidiary" or "subsidiaries" of Parent, the Company, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity;


            SECTION 9.4. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.5. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 9.6. ENTIRE AGREEMENT. This Agreement (together with the Parent and Company Disclosure Schedules and the other documents delivered pursuant hereto) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

            SECTION 9.7. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

            SECTION 9.8. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 2.4 or 6.11 or the right to receive the consideration payable in the Merger pursuant to Article II, (which are intended to and shall create third party beneficiary rights) is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, without giving effect to the conflict of law rules thereof.

            SECTION 9.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              WAUSAU PAPER MILLS COMPANY

                              By:  /S/ DANIEL D. KING
                              Name:  Daniel D. King
                              Title:      President and
                                    Chief Executive Officer


                              WPM HOLDINGS, INC.

                              By:  /S/ DANIEL D. KING
                              Name:  Daniel D. King
                              Title:      President


                              MOSINEE PAPER CORPORATION

                              By /S/ DANIEL R. OLVEY
                              Name:  Daniel R. Olvey
                              Title:      President and
                                    Chief Executive Officer